EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Central Valley Community Bancorp of our report dated March 31, 2010 relating to our audits of the consolidated financial statements appearing in the Annual Report on Form 10-K of Central Valley Community Bancorp for the year ended December 31, 2009. We also consent to the reference of our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Perry-Smith LLP

Sacramento, California

April 5, 2010